Wednesday, August 9, 2006

BY ELECTRONIC MAIL

Mr. Patrick A. Jorstad
6300 Stevenson Avenue, #413
Alexandria, VA 22304
(703) 370-5837
editor@shareholdersonline.org

Mr. Charles C. Cutrell, III, Esq.
Secretary, State Street Corporation
One Lincoln Street
Boston, MA 02111
cccutrell@statestreet.com

Mr. Edward D. Farley, Esq.
Clerk, State Street Corporation
One Lincoln Street
Boston, MA 02111
edfarley@statestreet.com

Re: Application to Hold Special Meeting of Stockholders; Inspection Demands (State Law and ERISA)

Gentlemen:

Pursuant to Chapter 156D of the Massachusetts General Laws, § 7.02 ("Special Meeting"), and pursuant to Article I, § 2 of the Corporation's By-laws ("Special Meetings"), I hereby make written application to the Clerk to call a special meeting of State Street's stockholders. The information required or permitted by state law and/or by the By-laws to be included in this written application follows, with bold section headings provided for ease of reference.

Designation of Place, Date, and Hour of the Proposed Special Meeting: The proposed special meeting shall be held on Friday, October 13, 2006, at One Lincoln Street, 36th Floor, Boston, Massachusetts, at 10:00 a.m. local time.

Purposes of the Proposed Special Meeting: The proposed special meeting shall be held to conduct shareholder business for the following purposes:

1. To consider, discuss, and vote upon proposed amendments to the Corporation's Restated Articles of Organization, as amended;
2. To consider, discuss, and vote upon proposed amendments to the Corporation's By-laws, as amended; and
3. To consider, discuss, and vote upon proposals to remove one or more Directors.

Shortly, I intend to file my initial set of proxy materials, seeking to garner the support of the required 40% of shares outstanding necessary to mandate calling the proposed meeting. These proxy materials will discuss, *inter alia*, the outrageous manner in which the current Chairman of

the Board conducted the 2006 Annual Meeting – and the full Board's subsequent ratification of his outrageous conduct. To ensure that I portray the official position of the Board of Directors accurately, I intend to include the minutes of that shareholders' meeting in my proxy materials.

Chapter 156D, § 16.01(e)(4) requires the Corporation to keep a copy of "the minutes of all shareholders' meetings, and records of all action taken by shareholders without a meeting, for the past 3 years," and § 16.02(a) gives me the unconditional right to inspect and copy those minutes, on five days' written notice; § 16.03(b) permits a corporation to satisfy its obligations "by furnishing to the shareholder copies by photocopy or other means chosen by the corporation including copies furnished through an electronic transmission."

I hereby demand copies of the past three years' minutes of all shareholders' meetings, pursuant to § 16.02(a), referenced above.

Finally, please promptly forward the name and contact information for:

1. the administrator of the State Street Salary Savings Program, from whom the plan documents described at Title 29, § 1024(b)(4) of the U.S. Code may be demanded; and

2. the Tax Counsel for the State Street Salary Savings Program.

It is my position that the outrageous conduct of the Chairman of the Board of Directors at the 2006 Annual Meeting – as ratified subsequently by the full Board of Directors – constituted one or more breaches of the fiduciary duties owed to ESOP Fund participants under ERISA, and to all shareholders under state and Federal law. It is also my position that the conduct of the ESOP Trustee, State Street Bank & Trust Company – controlled by the full (and self-interested) Board of Directors of the parent Corporation – violated one or more duties under ERISA, and may have gone so far as to jeopardize the tax-advantaged status of the plan. See Title 26 of the U.S. Code, §§ 401 through 409 (describing, *inter alia*, the mandatory steps a plan must take to maintain its tax-advantaged status). See also Title 29, § 1132 (vesting the Federal courts with exclusive jurisdiction to hear plan participants' suits concerning alleged breaches of fiduciary or co-fiduciary duties, or to determine plan participants' present or future rights).

Finally, please see Title 29, § 1140 ("Interference with Protected Rights") and § 1141 ("Coercive Interference"), read together with Title 26, § 409(c) ("Participants Must Have Non-forfeitable Rights") and § 409(e) ("Voting Rights").

Thank you for your attention to these matters. I remain

Very truly yours,

Patrick A. Jorstad
State Street Shareholder and Salary Savings Program Participant

Monday, August 14, 2006

BY ELECTRONIC MAIL

Mr. Patrick A. Jorstad
6300 Stevenson Avenue, #413
Alexandria, VA 22304
(703) 370-5837
editor@shareholdersonline.org

Mr. Charles C. Cutrell, III, Esq.
Secretary
State Street Corporation
One Lincoln Street
Boston, MA 02111
cccutrell@statestreet.com

Mr. Edward D. Farley, Esq.
Clerk and Assistant Secretary
State Street Corporation
One Lincoln Street
Boston, MA 02111
edfarley@statestreet.com

Re: Letter for Non-Management Directors

Gentlemen:

I am writing to you in your official capacities, as set forth above. Please immediately forward a true and complete copy of the enclosed letter to each non-management Director of State Street Corporation.[1] I remain

Very truly yours,

Patrick A. Jorstad
State Street Shareholder and Salary Savings Program Participant

(Enclosure)

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[1] Please include Mr. Truman S. Casner, who was a Director at the time the Corporation's proxy materials for the 2006 Annual Meeting were prepared, filed, and distributed.

Monday, August 14, 2006

BY ELECTRONIC MAIL, VIA MESSRS. CUTRELL AND FARLEY

Mr. Patrick A. Jorstad
6300 Stevenson Avenue, #413
Alexandria, VA 22304
(703) 370-5837
editor@shareholdersonline.org

Mr. Robert E. Weissman
Lead Director
State Street Corporation
One Lincoln Street
Boston, MA 02111

Re: Notice of Anticipated "Demand-Excused" Derivative Lawsuit;
Demand for Copy of D&O Liability Policy Covering State Street Directors' Conduct;
Proposed Special Meeting of Stockholders

Dear Mr. Weissman:

I am writing to you in your official capacity as the Lead Director of State Street Corporation's non-management Directors. I have requested that the Secretary and/or Clerk of the Corporation provide copies of this letter to each of the other non-management Directors as well.

As you know, the 2006 Annual Meeting of Stockholders was held on April 19th. As you also know, seven items of business were supposed to be considered and voted upon at that meeting, pursuant to the notice of meeting and proxy materials prepared and distributed under the Board's direction. It is my position that the Board's proxy materials violated the federal proxy rules, and that the Directors' conduct at the meeting breached their fiduciary duties of loyalty and care.[1]

The Omission of Proxy Disclosures Relating to Mr. Darehshori's Business Relationships with Mr. George A. Logue. For example, I believe that the U.S. Supreme Court's description of what constitutes "material" information would include providing full and fair disclosure to the Corporation's shareholders regarding the nature and scope of Mr. Darehshori's business relationships with the brother of the Chairman and CEO of State Street, Mr. Ronald E. Logue. At the Meeting, shareholders were asked to: (1) re-elect Mr. Darehshori, absent this disclosure; (2) re-elect Mr. Logue, absent this disclosure; and (3) approve a Senior Executive Annual Incentive Plan (the "SEAIP"), absent this disclosure.

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[1] Please see Rule 14a-9, for example, prohibiting false and misleading statements in proxy materials.

To make matters worse, Mr. Darehshori sits on the Executive Compensation Committee (the "ECC"), which – according to the Board's proxy materials – has wide latitude in making awards to Mr. Logue and the other senior executives who would be eligible for awards under the SEAIP.[2] As a member of the ECC, Mr. Darehshori will be part of the group that "has complete discretion to construe and administer the SEAIP and to determine eligibility to participate, the performance goals, achievement of the performance goals, the amount of payment to be made under an award and to do everything else necessary to carry out the SEAIP."[3]

Mr. Darehshori also sits on the Nominating and Corporate Governance Committee, which is supposed to "provide leadership in shaping the corporate governance of the Company, including the Corporate Governance Guidelines applicable to the Company."[4] I fail to see how concealing Mr. Darehshori's business relationships with the brother of the Corporation's Chairman and CEO complies with the Committee's mandate. Nevertheless, the Board of Directors "determined that the Committee consists entirely of directors who meet the independence requirements of the New York Stock Exchange listing standards and the rules and regulations under the Exchange Act."[5]

Section 303A.00 of the NYSE Listed Company Manual sets forth "Corporate Governance Standards," including Section 303A.02, "Independence Tests."[6] The Commentary to Section 303A.02 begins: "It is not possible to anticipate, or explicitly to provide for, all circumstances that might signal potential conflicts of interest, or that might bear on the materiality of a director's relationship to a listed company (references to 'company' would include any parent or subsidiary in a consolidated group with the company). Accordingly, **it is best that boards making 'independence' determinations broadly consider all relevant facts and circumstances**." [emphasis added]

In addition to legitimately questioning what role Mr. Darehshori's presence on the ECC might have played in inflating the compensation paid to Mr. Logue over the years, shareholders may also legitimately question how independently the ECC has acted in the Alan Brown matter.[7]

Indeed, it is arguable that the concealed, undisclosed relationship between Messrs. Darehshori and Logue calls into serious question just how faithfully and thoroughly the Nominating and Corporate Governance Committee performed its duties while searching for a replacement to succeed Mr. Spina in 2004.

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[2] As you know, the ECC's conduct is also at issue in the lawsuit filed against the Corporation by Mr. Alan Brown, the former Chief Investment Officer and interim co-head of State Street Global Advisors. His lawsuit is presently pending in the U.S. District Court before The Honorable Nancy J. Gertner, USDJ, and is scheduled for trial later this year.

[3] The Board of Directors' proxy materials for the 2006 Annual Meeting, at page 39. Is a reasonable shareholder – let alone a court of competent jurisdiction – really supposed to believe that there is "no conflict" here (to quote the Chairman's remarks at the Annual Meeting)?

[4] *Id.*, at 8.

[5] *Id.*

[6] http://www.nyse.com/lcm/lcm_section.html

[7] Indeed, it is my position that the non-management Directors' conduct in that matter further belies their claimed independence from management. It is my position that Mr. Logue's personal pique with Mr. Brown (rather than the best interests of the Corporation's shareholders) has dictated the course of that litigation. Mr. Brown gave good service to the Corporation and its shareholders, and – particularly given the respect Mr. Brown enjoys in overseas markets that State Street is trying to penetrate – the litigation strategy that the non-management Directors have endorsed threatens to erode goodwill with current and/or potential overseas customers.

The Board's Written Statement Opposing My Rule 14a-8 Proposal. As I alluded to during my prepared remarks at the Annual Meeting,[8] I also believe that the sources the Board of Directors cited in opposition to my Rule 14a-8 proposal were cited misleadingly (and deliberately so). Indeed, I believe that the Chairman took the outrageous steps he took at the Meeting to prevent any discussion of this contention. The timing of his outrageous conduct bears this inference out. The Chairman sought to gavel the item of business to a close without permitting a single question to be asked. See Exchange Act Release 12999, obligating me to be there, pursuant to Rule 14a-8, to answer any questions arising from other shareholders.

In the very first paragraph of the Directors' opposition statement, the other Directors and you contended that: "Although the proponent of the proposal asserts that plans similar to State Street's Rights Agreement have become increasingly unpopular, more than 1,850 public companies, including 45% of the companies in the S&P 500 Index, have a rights agreement in place, according to the FactSet TrueCourse statistical service."

The other Directors and you provided me this language in February.[9] When you did so, you (or, more likely, the Ropes & Gray lawyers who drafted it on your behalf and in your name) presumably had access to the FactSet Truecourse data in question.[10] The other Directors and you stated that 45% of the companies in the S&P have a rights agreement in place, but concealed FactSet Truecourse's statement that: "Also noteworthy, 2005 was the first time since the 1980s that a majority of the companies in the S&P 500 did not have a classified board or poison pill in place." So, as I (the proponent) suggested, "plans similar to State Street's Rights Agreements" ***have*** "become increasingly unpopular," including within the cited S&P 500 group (dropping below a majority, to 45%, for "the first time since the 1980s"); for the other Directors and you to suggest otherwise was intellectually dishonest, and – I contend – deliberately false and misleading.

Similarly, the other Directors and you cited a 2004 ISS study on poison pills, but failed to inform shareholders of the subsequent important change in the ISS position on poison pills in 2005. In my view, this has the effect of further misleading the shareholders voting on the proposal. The ISS policy change describes how ISS will recommend withholding votes for director candidates: "In its 2005 policy updates, ISS modified its guidelines on poison pills to recommend withholding votes from all directors (except from new nominees) if the company has adopted or renewed a poison pill without shareholder approval since the company's last annual meeting, does not put the pill to a vote at the current annual meeting, and there is no requirement to put the pill to shareholder vote within 12 months of its adoption."[11]

As I said during my prepared remarks at the Annual Meeting: "When I cite a third-party source such as ISS, I try – very hard – to do so fairly and accurately. Given all the academics we have on our independent Board of Directors, I don't see any reason why the Board's [proxy materials] shouldn't do the same."

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[8] http://www.shareholdersonline.com/pdf/questions%20for%202006%20AGM.pdf
[9] http://www.shareholdersonline.com/correspondence.htm, under the entry for 02/09/06.
[10] http://www.sharkrepellent.net/pub/rs_20060117.shtml
[11] Please see: http://www.issproxy.com/governance/publications/2005archived/066.jsp, under section titled "ISS Policy Change". The current ISS policy – which clearly undercuts the Board's portrayal of ISS' stance in the proxy materials – can be found here: http://www.issproxy.com/policy/2006us/antitakeover.jsp#2.

The question that the Chairman refused to take at the Annual Meeting was aimed at giving the other non-management Directors and you an opportunity to repudiate or clarify the position taken in the opposition statement that bears your name.[12] I was prepared to share information with the other shareholders, including the data presented above, so that other shareholders and proxy holders who were present would have a better understanding of the sources cited by the Board, before casting final votes on the matter. However, as you know, the Chairman was intent on gaveling the item through without any shareholder discussion or questions, whatsoever, about the position that the other Directors and you took.

More importantly, you, as a non-management Director, did nothing. Although you had the power to act to adjourn the meeting for a short time, you did nothing.[13] Where incumbents take extraordinary steps to squelch dissent – particularly dissent aimed at airing allegations of mismanagement – courts typically take a very dim view of their conduct.

The Directors' Ratification of, and Acquiescence in, the Chairman's Efforts to Squelch Dissent. Finally – and this should go without saying – I believe that the non-management Directors' ratification of, and acquiescence in, the Chairman's outrageous conduct at the Meeting constitutes an egregious breach of the fiduciary duties those Directors owe to the shareholders of the Corporation. The case law and other legal sources on this point are clear: those who wish to participate in the discussion of items of business to come before a stockholders' meeting should be afforded a fair, good faith opportunity to do so, and the Chairman may not exercise his powers to preside over the meeting in a capricious fashion.[14]

These are just some of the breaches I see, and don't even begin to delve into the ERISA issues or state law claims. For instance, the Trustee of the Salary Savings Plan, despite having ample advance notice of the two floor proposals I submitted and intended to present, took no steps whatsoever to contact me to evaluate whether the measures were in the plan participants' and beneficiaries' best interests. Presumably, the Trustee – controlled, of course, by the same Directors who control State Street Corporation – voted those plan shares against the floor proposals.[15]

The voting rights of plan shares constitute a plan asset, to be managed for the sole benefit of the plan participants and beneficiaries; the use of those votes to help entrench incumbent management is inappropriate, in my view. The voting instruction form sent out to plan participants suggested that the Trustee would exercise discretionary voting authority only on those matters where the Trustee could not reasonably have sought advance voting instructions

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[12] Please see: http://www.shareholdersonline.com/pdf/questions%20for%202006%20AGM.pdf, at page 3 (last question on that page).

[13] See Southgate & Glazer, *Massachusetts Corporation Law and Practice*, written by Ropes & Gray attorneys (suggested practice, prior to removing a "disruptive" stockholder, is to adjourn the meeting for a short period of time, so that the dissident/s and management can confer). See also the Corporation's By-laws, giving the Board of Directors the power to adjourn the meeting, independently of the Chairman.

[14] Some of those legal materials, including extracts from a treatise authored by Ropes & Gray attorneys, can be found here: http://www.shareholdersonline.com/correspondence.htm, under an entry for 08/13/06.

[15] See: http://www.sec.gov/Archives/edgar/data/93751/000110465906051533/a06-15557_110q.htm (the final vote tally from the 2006 Annual Meeting is contained under the section heading, "Submission of Matters to a Vote of Security Holders"). The vote tally on the two floor proposals provides clear and compelling evidence of shareholder disenfranchisement.

from participants and beneficiaries.[16] The Trustee had ample time to solicit instructions from plan participants with respect to the floor proposals, since I complied with the advance notice provision in Article I, Section 7 of the Corporation's By-laws. Plan participants – who are told on the voting instruction form that they may not attend the meeting in person – were not provided a reasonable opportunity to exercise their pass-through voting rights on these two items of business.

Nor were plan participants given instructions on how to instruct the Trustee, via write-in or otherwise, on how to vote their allocated shares on these two matters. At the bottom of page 3 of the Board's proxy materials, the Board purported to answer the question, "What are my rights as a participant in the Salary Savings Program?" The answer ran to the top of page 4, which is mostly blank, consisting of only four printed lines. The other non-management Directors and you had nearly an entire page remaining, on which to explain how a plan participant or beneficiary could instruct the Trustee on how to vote on the two floor proposals in question.[17]

In light of the above examples, and without limiting in any way the derivative and/or direct claims that may arise from the same or related conduct described above,[18] I intend to soon file a derivative lawsuit. That derivative lawsuit will seek to recover relief from each Director on behalf of the Corporation's shareholders, citing the Directors' breaches and misconduct with respect to the 2006 Annual Meeting. I also intend to seek to enjoin the ECC, or the Board at large, from making any award pursuant to the SEAIP. As recent cases suggest, the shareholders of a corporation are entitled to know that truly independent and disinterested directors are making executive compensation decisions, and that these directors do so in a manner that comports with their fiduciary duties to the shareholders they serve.

This letter is not a derivative demand. Rather, it is provided in order to:

1. Prevent undue surprise to the Board of Directors. Even though I intend to argue for an excuse-demanded derivative lawsuit on several grounds, there is, nevertheless, no need to unduly surprise the Directors.
2. Arrange for a businesslike and uneventful manner in which to effect service of process upon the Directors. As you may know, State Street's attorneys have employed unseemly tactics to attempt to prevent service of process in the past.
3. Permit the Directors to notify the Corporation's D&O liability carrier of potential claims, assuming that shareholder resources have been expended to maintain a policy of that nature.

Demand for D&O Policy. I request the non-management Directors to instruct the Secretary, Clerk, or other corporate officer having control and custody thereof, to forward to my attention a true and complete copy of the D&O policy, if any, in force as of the date of this letter, maintained by State Street to cover the conduct, actions, errors, or omissions of its directors and officers.

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[16] See: http://www.sec.gov/Archives/edgar/data/93751/000119312506051789/ddef14a.htm, final two pages (comprising the Trustee Direction Form and Direction to the Trustee).

[17] It is probably advisable for the Trustee – on whose Board you also sit – to preserve an aggregate voting record, reflecting how it voted plan shares on each of the seven items of business.

[18] It may be advisable, for instance, to bring a derivative claim to sue the Corporation's legal counsel for malpractice, and/or to waive the Corporation's attorney-client privilege with Ropes & Gray.

Proposed Special Meeting of Stockholders. Finally, please note that on August 9th, I sent a written application to the Clerk to call a Special Meeting of Stockholders. The purposes of the proposed meeting are:

1. To consider, discuss, and vote upon proposed amendments to the Corporation's Restated Articles of Organization, as amended;
2. To consider, discuss, and vote upon proposed amendments to the Corporation's By-laws, as amended; and
3. To consider, discuss, and vote upon proposals to remove one or more Directors.

It is my position that the Board of Directors has been remiss in failing to adopt any of the modern, shareholder-friendly provisions of Chapter 156D of the Massachusetts General Laws, which took effect more than two years ago, replacing Chapter 156B. By contrast, the Board has wasted no time in the past in adopting new provisions aimed at protecting incumbent management (e.g., implementing staggered boards, curtailing shareholders' rights to remove directors, etc.).

More than two years have now elapsed since Chapter 156D's enactment. I think it is clear that only shareholder-initiated action is likely to lead to the adoption of any of that statute's new, shareholder-friendly provisions (e.g., permitting shareholders to participate in meetings by use of remote technology, permitting beneficial owners to be recognized as owners via DTCC's direct registration service offering, etc.). Certainly, our "independent" Directors have shown no signs, whatsoever, of taking "independent" action to adopt any of those new statutory provisions, absent prodding from the body of shareholders.

Thank you for your attention to the foregoing. I remain, of course

Very truly yours,

Patrick A. Jorstad
State Street Shareholder and Salary Savings Program Participant

cc: Non-Management Directors, including Mr. Truman S. Casner (who was a Director at the time the proxy materials for the 2006 Annual Meeting were prepared and filed)

Thursday, August 17, 2006

BY ELECTRONIC MAIL

Mr. Patrick A. Jorstad
6300 Stevenson Avenue, #413
Alexandria, VA 22304
(703) 370-5837
editor@shareholdersonline.org

Mr. Charles C. Cutrell, III, Esq.
Secretary, State Street Corporation
One Lincoln Street
Boston, MA 02111
cccutrell@statestreet.com

Mr. Edward D. Farley, Esq.
Clerk, State Street Corporation
One Lincoln Street
Boston, MA 02111
edfarley@statestreet.com

Re: Inspection Demands;
ERISA Protections Updated by President's Signature Today

Gentlemen:

Reference is made to my letter to you dated August 9, 2006.

Annual Meeting Minutes: Five business days have now elapsed since I demanded copies of the last three years' annual meeting minutes, pursuant to my unconditional inspection rights under Chapter 156D, § 16.02(a). Please immediately either:

1. Satisfy the Corporation's obligations by furnishing "copies [of the demanded annual meeting minutes] by photocopy" and/or via "electronic transmission," consistent with § 16.03(b) or;
2. Specify the location where the meeting minutes may be inspected and copied.

As you know, § 16.02(e)(2) empowers a court of competent jurisdiction to compel the Corporation's compliance. If I am forced to file my first set of proxy materials without the benefit of these meeting minutes, I will not hesitate to: (1) notify other shareholders of the Corporation's foot-dragging in turning the meeting minutes over; and (2) seek equitable relief from a court of competent jurisdiction, including – if necessary – seeking a different, later date for the Proposed Special Meeting than that designated in my earlier letter.

To put it simply, running out the clock is not an option. See Chapter 156D, § 7.03 ("Court-Ordered Meeting"), which gives the courts broad equitable powers to level the playing field (e.g., setting court-chosen records dates, fixing the time and date of the meeting, etc.).

ERISA Issues: In my earlier letter, I demanded to be provided with the contact information for "the administrator of the State Street Salary Savings Program, from whom the plan documents described at Title 29, § 1024(b)(4) of the U.S. Code may be demanded." Once again, I have heard nothing back from you in response to this simple request.

It remains my position that the outrageous conduct of the Chairman of the Board of Directors at the 2006 Annual Meeting – as ratified by the full Board of Directors – constituted one or more breaches of the fiduciary duties owed to ESOP Fund participants under ERISA, and to all shareholders under state and Federal law.

Title 29 of the United States Code, § 1132 vests the Federal courts with exclusive jurisdiction to hear plan participants' suits concerning alleged breaches of fiduciary or co-fiduciary duties, or to determine plan participants' present or future rights. Interference with protected ERISA rights is prohibited by § 1140, and "coercive interference" with those rights is prohibited by § 1141.

With the stroke of his pen today, President Bush will increase the penalties for "coercive interference" with a plan participant's or beneficiary's ERISA rights (e.g., pass-through voting rights in a plan such as the SSP).[1] In the wake of pension fund scandals, the public policy now weighs ever more strongly in favor of plan participants' property rights, and against those fiduciaries who would usurp, misappropriate, or convert those rights for their own purposes.

Silence As Inadvisable: As the Alan Brown matter clearly illustrates, it is inadvisable for the Directors and officers of the Corporation to remain silent in the face of written notice, particularly where a duty to speak exists. Accordingly, please respond to the August 9th letter by 4:00 p.m. ET today. You have had ample time to locate and copy the meeting minutes, and you have had ample time to obtain the contact information I demanded.

Thank you for your *immediate and faithful* attention to these matters. I remain

Very truly yours,

Patrick A. Jorstad
State Street Shareholder and Salary Savings Program Participant

bcc: [suppressed]

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[1] Please see: http://www.thomas.gov/cgi-bin/query/F?c109:4:./temp/~c109HNnprq:e640369: (the enrolled bill awaiting the President's signature today), which increases the maximum fine from $10,000 to $100,000 and the maximum sentence from 1 year to 10 years. Correspondingly broad private causes of action arise under ERISA, with courts showing ever-greater willingness to delve into the inner workings of the plans to ferret out fiduciaries' abuses. With today's enactment of the Pension Protection Act of 2006, Federal courts are likely to apply heightened scrutiny to plan fiduciaries' alleged abuses.

Friday, August 18, 2006

BY ELECTRONIC MAIL

Mr. Patrick A. Jorstad
6300 Stevenson Avenue, #413
Alexandria, VA 22304
(703) 370-5837
editor@shareholdersonline.org

Mr. Charles C. Cutrell, III, Esq.
Secretary, State Street Corporation
One Lincoln Street
Boston, MA 02111
cccutrell@statestreet.com

Mr. Edward D. Farley, Esq.
Clerk, State Street Corporation
One Lincoln Street
Boston, MA 02111
edfarley@statestreet.com

Re: Silence Construed As Refusal

Gentlemen:

Reference is made to my letters to you dated August 9, 2006 and August 17, 2006. You have responded to neither. Accordingly, I construe your unexplained silence as constituting a refusal to produce the corporate records demanded in those letters.

Article III, Section 8 of the Corporation's By-laws state that the Secretary and Clerk are "subject at all times … to the direction and control of the Board of Directors," and Section 9 repeats this language. Accordingly, I construe your refusal to produce the demanded corporate records as being at the "direction and control" of the Board of Directors.

The Directors and officers of State Street Corporation owe me the duties of loyalty and care. If my demands are somehow deemed to be procedurally deficient, then the duty of loyalty imposed upon you as corporate officers dictates that you inform me, promptly, of the perceived defect, so that I may take appropriate remedial steps. Likewise, the implied covenants of good faith and fair dealing, when construing the By-laws as a contract, dictates that I be informed of any such perceived defect in my demands. Here, your continued silence is an act of bad faith – one taken, I might add, at "the direction and control" of the Directors.

While the non-management Directors may be ashamed of their omissions and inaction at the 2006 Annual Meeting, that does not supply a valid basis upon which to refuse to provide the minutes of that stockholders' meeting in accordance with the statute. Your refusal – "subject at all times … to the direction and control of the Board of Directors" further underscores the futility of making a pre-litigation derivative demand upon them to cure their breaches.

State Street's History of Interference with My Inspection Rights: As you know, the Corporation has taken numerous steps over the years to interfere with the lawful exercise of my inspection rights as a shareholder. These steps have included such actions as threatening my appointed agent with arrest, and displaying a facially defective shareholder listing to my agents. Given this history, it is vital that I have clear guidance from the corporate officers – consistent with the duties you owe me – with regard to how my present demands are going to be handled. Again, I repeat: your continued silence is an act of bad faith and unfair dealing, and breaches the fiduciary duties you owe to me as corporate officers.

If I have not received a communication from you that is fully responsive to my letters of the 9th and 17th by 4:00 p.m. ET today, I will construe this as meaning that you have refused my demands, and that your refusal is at "the direction and control" of the Directors. I will also construe this as meaning that the Directors understand that my lawful recourse is to avail myself of the courts, to vindicate my inspection rights.

I sincerely hope to hear from you by 4:00 p.m. ET today. In all events, I remain

Very truly yours,

Patrick A. Jorstad
State Street Shareholder and Salary Savings Program Participant

bcc: [suppressed]

Thursday, August 24, 2006

BY ELECTRONIC MAIL

Mr. Patrick A. Jorstad
6300 Stevenson Avenue, #413
Alexandria, VA 22304
(703) 370-5837
editor@shareholdersonline.org

Mr. Charles C. Cutrell, III, Esq.
Secretary, State Street Corporation
One Lincoln Street
Boston, MA 02111
cccutrell@statestreet.com

Mr. Edward D. Farley, Esq.
Clerk, State Street Corporation
One Lincoln Street
Boston, MA 02111
edfarley@statestreet.com

Re: Record Date for Applying for Proposed Special Meeting

Gentlemen:

Reference is made to my letters to you dated August 9, August 17, and August 18, 2006. You have responded to none of these letters. I construe your silence as a continuing breach of your fiduciary duties of loyalty and care, and as continuing acts of bad faith and unfair dealing.

I write to you today with a simple question: **what date, if any, has the Board of Directors established as the record date for other shareholders to be eligible to join me in calling for the Proposed Special Meeting?**

The Massachusetts General Laws, Chapter 156D, § 7.02(b), provides that: "If not otherwise fixed under section 7.03 or 7.07, the record date for determining shareholders entitled to demand a special meeting is the date the first shareholder signs the demand." Section 7.03 empowers a court to establish the record date, and Section 7.07(a) provides that:

> Except as otherwise provided in section 7.03, the bylaws may fix or provide the manner of fixing the record date for one or more voting groups in order to determine the shareholders entitled to notice of a shareholders' meeting, *to demand a special meeting*, to vote, or to take any other action. *If the bylaws do not fix or provide for fixing a record date, the board of directors of the corporation may fix a future date as the record date*. If a record date for a specific action is not fixed by the bylaws or the board of directors, and is not supplied by the section of this chapter dealing with that action, the record date shall be the close of business either on the day before the first notice is sent to shareholders, or, if no notice is sent, on the day before the meeting. [emphasis added]

Section 7.07(b) provides that: "A record date fixed under this section may not be more than 70 days before the meeting or action requiring a determination of shareholders."

Article IV, Section 3 of the Corporation's By-laws, ("Record Date") provides that:

> The Board of Directors may fix in advance a time, which shall be not more than [60] days before the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date; or without fixing such record date the directors may for any of such purposes close the transfer books for all or any part of such period. If no record date is fixed and the transfer books are not closed, (i) the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

The date of the first demand was August 9, 2006 – 65 days before the Proposed Special Meeting (making it a valid default record date under Chapter 156D, § 7.07).

Unless you inform me by 6:00 p.m. ET today that the Board of Directors has set an alternate record date, I intend to notify other shareholders, via press releases, proxy filings, and other means, that August 9th is the record date for determining their eligibility to join with me in applying for the Proposed Special Meeting.

Thank you for your attention to the foregoing. Please provide a copy of this letter to the Corporation's Lead Director, Mr. Robert E. Weissman, as well. I remain

Very truly yours,

Patrick A. Jorstad
State Street Shareholder and Salary Savings Program Participant

cc: Mr. Robert E. Weissman – Lead Director, State Street Corporation
bcc: [suppressed]